EXHIBIT 16.1

October 5, 2009

U.S. Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC  20549

Re:  Global Energy Holdings Group, Inc.

Dear Sir or Madam:

We have read Item 4.01 contained in the amendment to the current report of Global Energy Holdings Group, Inc. on Form 8-K/A dated September 25, 2009 and agree with the statements contained therein.

Sincerely,

   /s/ Imowitz Koenig & Co., LLP
Imowitz Koenig & Co., LLP